UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2016

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1880 S. Dairy Ashford, Suite 300 Houston, Texas		77077-4760
(Address of principal executive offices)		(Zip Code)

(281) 674-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Principal Accounting Officer

Effective September 22, 2016, RigNet, Inc. (the “Company”) appointed Charles E. “Chip” Schneider as its Principal Accounting Officer. In additional to his role as Principal Financial Officer, Mr. Schneider will assume the duties of Principal Accounting Officer from Kevin Gerland. Effective September 22, 2016, Mr. Gerland will depart the Company to pursue other interests. Mr. Schneider has served the Company as Senior Vice President and Chief Financial Officer since 2015. Prior to joining the Company, Mr. Schneider served as Vice President and Chief Financial Officer, Engineering and Construction, Americas for KBR, Inc. (“KBR”). From 2010 - 2014, Mr. Schneider served as Vice President, Finance and Treasurer for KBR, from 2008-2010 as Vice President of Corporate Development and from 2006-2008 as Vice President and Treasurer. Prior to joining KBR, Mr. Schneider served as Vice President, Finance and Treasurer of CEP Operating Company LLC (a subsidiary of Complete Energy Holdings LLC) beginning in 2005, and Managing Director, Asset Marketing for Enron North America Corp. from 2002. His professional career includes experience in commercial banking, project finance, corporate finance and M&A. Mr. Schneider holds a BBA in finance and an MBA from the University of Texas at Austin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

Date: September 23, 2016	By:	/s/ Charles E. Schneider
	Name:	Charles E. Schneider
	Title:	Senior Vice President & Chief Financial Officer